EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-118764 on Form S-8 of our report dated June 27, 2008, appearing in this Annual Report on Form 11-K of Microsoft Corporation Savings Plus 401(k) Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Seattle, Washington June 27, 2008